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                                 EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-68364 of Citadel Holding Corporation on Form S-4 of our report dated April 11, 2001, appearing in the Annual Report on Form 10-K of Craig Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Los Angeles, California

December 5, 2001